Exhibit 10.1
FIRST AMENDMENT TO
2007 EQUITY INCENTIVE PLAN
OF
ENDURANCE SPECIALTY HOLDINGS LTD.
          WHEREAS, Endurance Specialty Holdings Ltd. (the “Company”) desires to amend the 2007 Equity Incentive Plan (as amended and in effect, the “Plan”) of the Company to fix at $70,000 the dollar value of equity incentives to be granted to non-employee directors of the Company each year following the Company’s Annual General Meeting (the “Plan Amendment”); and
          WHEREAS, on February 13, 2008, subject to shareholder approval, the Board of Directors of the Company approved the Plan Amendment.
          NOW THEREFORE, the Plan is hereby amended as follows:
1.	Section 7(a) of the Plan is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

“Annual Grant. Each Director in office at the close of business on the date of the Annual General Meeting of shareholders of the Company shall be granted on such date either (i) an Option to purchase Ordinary Shares or (ii) Restricted Shares. The determination to grant Restricted Shares or Options shall be made at a meeting of the Committee prior to the Annual General Meeting of Shareholders each year. The number of Options granted shall be determined utilizing the Black-Scholes option pricing model, with an aggregate grant value of $70,000 on the date of grant, at a per Ordinary Share exercise price equal to the Fair Market Value of one Ordinary Share on such date, a perpetual dividend rate equal to the most recent quarterly dividend (discounted to present value utilizing the current risk free rate of return) and the average volatility of the Ordinary Shares on the Stock Exchange over the last 30 trading days. The per Ordinary Share exercise price of any Options granted shall be equal to the Fair Market Value of one Ordinary Share on the date of grant. The number of Restricted Shares granted shall be equal to $70,000 divided by the Fair Market Value of an Ordinary Share on the date of grant, rounded downward to the nearest whole number of Restricted Shares. The number of Options or Restricted Shares granted shall be subject to adjustment pursuant to the provisions of Section 16 hereof.”

2.	The Plan Amendment shall be effective upon approval of the shareholders of the Company at the 2008 Annual General Meeting. If the Plan Amendment is not so approved at such meeting, then the Plan Amendment shall be void ab initio.

3.	Except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.